Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
Mark.Haden@Bunge.com

Media Contact:	Stewart Lindsay
Bunge Limited
914-684-3369
Stewart.Lindsay@Bunge.com

www.bunge.com

Bunge Reports First Quarter Net Income of $289 Million

White Plains, NY – April 24, 2008 – Bunge Limited (NYSE:BG)

•	Total segment EBIT increased by $390 million when compared to the same quarter last year

•	Agribusiness benefited from strong global demand for agricultural products with volume up 6% in the quarter

•	Fertilizer benefited from strong demand and rising international prices

•	The Company is increasing its full year 2008 net income guidance by $150 million

„  Financial Highlights

(In millions, except per share data and percentages)

	Quarter Ended
	3/31/08	3/31/07	% Change
Volumes (metric tons)	31,763	29,712	7%
Net sales	$12,469	$7,343	70%
Total segment EBIT (1)	$442	$52	750%
Agribusiness	$251	$(13)	2,031%
Fertilizer	$133	$36	269%
Edible Oils	$51	$18	183%
Milling products	$7	$11	(36)%

Net income	$289	$14	1,964%
Earnings per common share - diluted (2)	$2.10	$0.05	4,100%

(1)
Total segment earnings before interest and tax (“EBIT”) is a non-GAAP financial measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net income, is included in the tables attached to this press release.

(2)	See Note 1 to the consolidated statements of income attached to this press release for information on the calculation of diluted earnings per share.

„	Overview

Alberto Weisser, Bunge’s Chairman and Chief Executive Officer stated, “In the first quarter, Bunge capitalized on strong global market conditions and generated outstanding operating results.

“It is a unique time in the global agribusiness and food industry.  High commodity and fertilizer prices reflect the fact that global demand for key commodities and products is very strong.  For example, the USDA estimates world demand for soybean meal will rise nearly 6 percent this year.  Higher crop prices, which should continue in the near-term, and a large local harvest are helping to improve the profitability of Brazilian farmers.

“A volatile, high price environment presents some challenges, however.  It creates demands on working capital and leads to inflationary pressures that can influence national policy decisions.  And though farmers are generally benefiting from higher crop prices, their profitability depends on the relationship between these prices and those of agricultural inputs, such as fertilizer, which are rising.

“In this environment, effective risk management and a global business that mitigates exposure to any one region, while providing the ability to navigate market dislocations, are essential.  So too is efficient management of working capital.

“Bunge possesses these strengths, and we will build upon them through continued strategic capital investments while managing our business according to the demands of today’s market.”

„	First Quarter Results

Agribusiness

Agribusiness had a strong quarter compared to a loss in the same period last year.  Results benefited from higher oilseed crushing margins in all geographies, as well as stronger distribution results.  Despite high agricultural commodity prices, demand remained firm.  Our risk management strategies worked well during a volatile period, and our global asset network provided us with the means to successfully manage through the farmer strikes in Argentina.  Equity in earnings of affiliates increased in the quarter due to higher results at Diester Industries International, our European biodiesel joint-venture.

Fertilizer

Higher volumes and margins led to the strong performance in fertilizer.  The increase in volumes was driven by product sales for soybean plantings, which historically are purchased in the second half of the year.  Soybean farmers accelerated purchases because of favorable agricultural commodity prices and concerns about increasing crop input costs.  Margins benefited from rising international fertilizer prices which more than offset higher raw material costs.  Selling prices in South America are based on

international prices and include the cost of transportation and other import costs.   Minority interest increased in the quarter due to higher results at Fosfertil.

Edible Oil Products

Results improved in Europe primarily due to price increases in certain markets which helped offset higher raw material costs.  Our Brazilian business also performed well during the quarter benefiting from higher margins.  Equity in earnings of affiliates increased in the quarter due to higher results at Saipol, our European packaged oil joint-venture.

Milling Products

Weaker results were largely due to increased competition and higher operating costs in wheat milling.

Financial Costs

Interest expense increased due to higher average borrowings, mostly resulting from the higher prices of agricultural commodity inventories which drove higher average working capital levels.

Foreign exchange gains, incurred primarily on the net U.S. dollar-denominated monetary liability positions of Bunge’s Brazilian subsidiaries, were $7 million in the first quarter of 2008.  These gains largely offset foreign exchange losses on inventories included in gross profit.

Income Taxes

The effective tax rate for the quarter ended March 31, 2008 was 28% compared to 22% for the same period in 2007.  The increase in the effective tax rate was primarily due to increases in operating earnings in higher tax jurisdictions.

Cash Flow

Cash used by operations in the first quarter of 2008 was $353 million compared to cash used by operations in the same period last year of $182 million.  The increase was primarily driven by significant increases in year-over-year commodity prices.

„	Outlook

Jacqualyn Fouse, Chief Financial Officer, stated, “Considering the strong start to the year, and that we should continue to benefit from the good fundamentals in our industry,

we are increasing our 2008 full-year net income guidance by $150 million to $980 million to $1.02 billion, or $7.10 to $7.40 per share.  This guidance assumes an effective tax rate range of 24-28%.  This fully diluted per share guidance is based on an estimated weighted average of 138 million shares outstanding, which includes assumed dilution relating to our convertible preference shares.”

Conference Call and Webcast Details

Bunge Limited's management will host a conference call at 10:00 a.m. EDT on Thursday, April 24, 2008, to discuss the company's results.

Additionally, a slide presentation to accompany the discussion of the first quarter financial results can be found in the ‘Investor Information’ section of our Web site, www.Bunge.com, under ‘Investor Presentations’.

To listen to the conference call, please dial (877) 741-4248.  If you are located outside of the United States or Canada, dial (719) 325-4754.  Please dial in five to 10 minutes before the scheduled start time. When prompted, enter confirmation code 6719450. The conference call will also be available live on the company's Web site at www.Bunge.com.

To access the webcast, click the “News and Information” link on the Bunge homepage then select "Webcasts and Upcoming Events".  Click on the link for the "Q1 2008 Bunge Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on April 24, 2008, and continuing through 1:00 p.m. EDT on May 24, 2008.  To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States or Canada, dial (719) 457-0820.  When prompted, enter confirmation code 6719450.  A rebroadcast of the conference call will also be available on the company's Web site.  To locate the rebroadcast on the Web site, click on the “News and Information” link on the Bunge homepage then select "Audio Archives" from the left-hand menu.  Select the link for the "Q1 2008 Bunge Limited Conference Call".  Follow the prompts to access the replay.

About Bunge Limited

Bunge Limited (www.Bunge.com)(NYSE: BG) is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York.  Bunge’s over 25,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain.  The company supplies fertilizer to farmers in South America, originates, transports and processes oilseeds, grains and other agricultural commodities worldwide, produces food products for commercial customers and consumers and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally.  The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data and percentages)
(Unaudited)

	Quarter Ended March 31,		Percent
	2008	2007	Change

Net sales (Note 1)	$12,469	$7,343	70%
Cost of goods sold (Note 2)	(11,602)	(7,043)	65%

Gross profit	867	300	189%
Selling, general and administrative expenses	(402)	(265)	52%
Interest income	48	31	55%
Interest expense	(68)	(41)	66%
Interest expense on readily marketable inventories	(30)	(29)	3%
Foreign exchange gain	7	29
Other income (expense)−net	(3)	2

Income from operations before income tax	419	27	1,452%
Income tax expense	(117)	(6)	1,850%

Income from operations after income tax	302	21	1,338%
Minority interest	(33)	(12)	175%
Equity in earnings of affiliates	20	5	300%

Net income	289	14	1,964%

Preference share dividends	(19)	(8)
Net income available to common shareholders	$270	$6

Earnings per common share – diluted:	$2.10	$0.05	4,100%

Weighted–average common shares outstanding-diluted (Note 2)	137,605,437	121,631,006

Note 1:	Net sales and cost of goods sold for the quarter ended March 31, 2007 have been restated.

Note 2:	Weighted-average common shares outstanding-diluted for the quarter ended March 31, 2008 includes the dilutive effect of 14,572,628 weighted average common shares that would be issuable upon conversion of Bunge’s convertible preference shares because the effect of the conversion would have been dilutive. Weighted-average common shares outstanding-diluted for the quarter ended March 31, 2007 excludes the dilutive effect of 7,483,740 weighted average common shares that would be issuable upon conversion of Bunge’s convertible perpetual preference shares because the effect of the conversion would not have been dilutive.

CONSOLIDATED SEGMENT INFORMATION

(In millions, except volumes and percentages)
(Unaudited)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

	Quarter Ended March 31,		Percent
	2008	2007	Change
Volumes (in thousands of metric tons):
Agribusiness	26,712	25,093	6%
Fertilizer	2,666	2,451	9%
Edible oil products	1,391	1,263	10%
Milling products	994	905	10%
Total	31,763	29,712	7%

Net sales (Note 1):
Agribusiness	$8,863	$5,356	65%
Fertilizer	1,191	609	96%
Edible oil products	1,929	1,121	72%
Milling products	486	257	89%
Total	$12,469	$7,343	70%

Gross profit:
Agribusiness	$464	$110	322%
Fertilizer	250	80	213%
Edible oil products	117	77	52%
Milling products	36	33	9%
Total	$867	$300	189%

Selling, general and administrative expenses:
Agribusiness	$(220)	$(135)	63%
Fertilizer	(75)	(48)	56%
Edible oil products	(80)	(64)	25%
Milling products	(27)	(18)	50%
Total	$(402)	$(265)	52%

Foreign exchange gain (loss):
Agribusiness	$(6)	$6
Fertilizer	9	26
Edible oil products	4	1
Milling products	–	(2)
Total	$7	$31

Equity in earnings of affiliates:
Agribusiness	$9	$1	800%
Fertilizer	1	2	(50)%
Edible oil products	11	4	175%
Milling products	(1)	(2)	(50)%
Total	$20	$5	300%

Minority interest:
Agribusiness	$4	$–	100%
Fertilizer	(50)	(21)	138%
Edible oil products	(1)	–	(100)%
Milling products	–	–	–%
Total	$(47)	$(21)	124%

	Quarter Ended March 31,		Percent
	2008	2007	Change

Other non-operating income/(expense):
Agribusiness	$–	$5	(100)%
Fertilizer	(2)	(3)	(33)%
Edible oil products	–	–	–%
Milling products	(1)	–	(100)%
Total	$(3)	$2	(250)%

Segment earnings before interest and tax:
Agribusiness	$251	$(13)	2,031%
Fertilizer	133	36	269%
Edible oil products	51	18	183%
Milling products	7	11	(36)%
Total (Note 2)	$442	$52	750%

Reconciliation of total segment earnings before interest and tax:
Total segment earnings before interest and tax	$442	$52
Interest income	48	31
Interest expense	(98)	(70)
Income tax	(117)	(6)
Minority interest share of interest and tax	14	9
Other (Note 3)	–	(2)
Net income	$289	$14

Depreciation, depletion and amortization:
Agribusiness	$45	$33	36%
Fertilizer	42	35	20%
Edible oil products	16	14	14%
Milling products	5	4	25%
Total	$108	$86	26%

Interest income:
Agribusiness	$16	$7	129%
Fertilizer	22	14	57%
Edible oil products	1	1	–%
Milling products	1	1	–%
Total	$40	$23	74%

Interest expense:
Agribusiness	$(76)	$(54)	41%
Fertilizer	(3)	(7)	(57)%
Edible oil products	(10)	(8)	25%
Milling products	(9)	(1)	800%
Total	$(98)	$(70)	40%

Note 1:	Net sales and cost of goods sold for the quarter ended March 31, 2007 have been restated.

Note 2:
Total segment earnings before interest and tax (“EBIT”) is a non-GAAP measure and is not intended to replace net income, the most directly comparable GAAP measure.  The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to net income, is included under the caption “Reconciliation of Non-GAAP Measures.”

Note 3:	Includes other amounts not directly attributable to Bunge’s segments.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)
(Unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$723	$981	$485
Trade accounts receivable	3,056	2,541	2,173
Inventories	6,492	5,924	3,910
Deferred income taxes	271	219	136
Other current assets	5,358	4,853	2,415
Total current assets	15,900	14,518	9,119

Property, plant and equipment, net	4,339	4,216	3,544
Goodwill	387	354	238
Other intangible assets, net	137	139	101
Investments in affiliates	800	706	635
Deferred income taxes	991	903	818
Other non-current assets	1,120	1,155	931
Total assets	$23,674	$21,991	$15,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,151	$590	$398
Current portion of long-term debt	520	522	132
Trade accounts payable	4,481	4,061	2,609
Deferred income taxes	261	166	54
Other current liabilities	3,843	3,495	1,626
Total current liabilities	10,256	8,834	4,819

Long-term debt	3,322	3,435	3,373
Deferred income taxes	149	149	188
Other non-current liabilities	949	876	794
Minority interest in subsidiaries	715	752	437
Shareholders’ equity	8,283	7,945	5,775
Total liabilities and shareholders’ equity	$23,674	$21,991	$15,386

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)
(Unaudited)

	Quarter Ended March 31,
	2008	2007
OPERATING ACTIVITIES
Net income	$289	$14
Adjustments to reconcile net income to cash (used for) provided by operating activities:
Foreign exchange gain on debt	(160)	(34)
Impairment of assets	2	–
Bad debt expense	40	5
Depreciation, depletion and amortization	108	86
Stock-based compensation expense	13	12
Recoverable tax provision	(14)	–
Deferred income taxes	(11)	(47)
Minority interest	33	12
Equity in earnings of affiliates	(20)	(5)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Trade accounts receivable	(470)	(240)
Inventories	(460)	(151)
Prepaid commodity purchase contracts	17	(8)
Secured advances to suppliers	16	76
Trade accounts payable	337	216
Advances on sales	(20)	(37)
Unrealized net loss on derivative contracts	36	36
Margin deposits	(188)	(36)
Accrued liabilities	15	(42)
Other – net	84	(39)
Cash used for operating activities	(353)	(182)

INVESTING ACTIVITIES
Payments made for capital expenditures	(148)	(84)
Investments in affiliates	(61)	(3)
Acquisitions of businesses, net of cash acquired	(19)	(2)
Related party loans	(16)	(7)
Proceeds from disposal of property, plant and equipment	13	12
Cash used for investing activities	(231)	(84)

FINANCING ACTIVITIES
Net change in short-term debt with maturities of 90 days or less	165	(39)
Proceeds from short-term debt with maturities greater than 90 days	514	117
Repayments of short-term debt with maturities greater than 90 days	(125)	(150)
Proceeds from long-term debt	462	910
Repayments of long-term debt	(607)	(440)
Proceeds from sale of common shares	3	16
Dividends paid to common shareholders	(21)	(19)
Dividends paid to preference shareholders	(22)	(9)
Dividends paid to minority interest	(62)	(6)
Cash provided by financing activities	307	380
Effect of exchange rate changes on cash and cash equivalents	19	6

Net (decrease) increase in cash and cash equivalents	(258)	120
Cash and cash equivalents, beginning of period	981	365
Cash and cash equivalents, end of period	$723	$485

Reconciliation of Non-GAAP Measures

This earnings release contains total segment earnings before interest and tax, net financial debt and net financial debt less readily marketable inventories, which are “non-GAAP financial measures” as this term is defined in Regulation G of the Securities Exchange Act of 1934.  In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total segment earnings before interest and tax

Total segment earnings before interest and tax (“EBIT”) is Bunge’s consolidated net income that excludes interest income and expense and income tax attributable to each segment.

Total segment EBIT is a non-GAAP financial measure and is not intended to replace net income, the most directly comparable GAAP financial measure.  Total segment EBIT is an operating performance measure used by Bunge’s management to evaluate its segments’ operating activities.  Bunge believes EBIT is a useful measure of its segments’ operating profitability, since the measure reflects equity in earnings of affiliates and minority interest and excludes income tax.  Income tax is excluded as management believes income tax is not material to the operating performance of its segments.  Interest income and expense have become less meaningful to the segments’ operating activities as Bunge is financing more of its working capital with equity rather than debt.  In addition, EBIT is a financial measure that is widely used by analysts and investors in Bunge’s industries.  Total segment EBIT is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to net income or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of total segment EBIT to net income:

	Three Months Ended March 31,
(In millions)	2008	2007
Total segment EBIT	$442	$52
Interest income	48	31
Interest expense	(98)	(70)
Income tax	(117)	(6)
Minority interest share of interest and tax	14	9
Other (1)	–	(2)
Net income	$289	$14

(1)	Includes other amounts not directly attributable to Bunge’s segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities.  Net financial debt is presented because management believes it represents a meaningful measure of Bunge’s leverage capacity and solvency.  Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories.  Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge’s leverage capacity and solvency since it adjusts for readily marketable inventories.  Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.  Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

	March 31,	December 31,	March 31,
(In millions)	2008	2007	2007
Short-term debt	$1,151	$590	$398
Long-term debt, including current portion	3,842	3,957	3,505
Total debt	4,993	4,547	3,903
Less:
Cash and cash equivalents	723	981	485
Marketable securities	31	5	2
Net financial debt	4,239	3,561	3,416
Less: Readily marketable inventories	3,589	3,358	2,445
Net financial debt less readily marketable inventories	$650	$203	$971